UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 1, 2012

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street                                                      Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:                                                                                                                                (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective May 1, 2012, Twin Disc, Incorporated (the “Company”) and Computershare Shareowner Services, LLC (the “Rights Agent”) entered into the First Amendment to the Rights Agreement by and between the Company and the Rights Agent, which Rights Agreement was originally adopted on December 20, 2007.  The material terms of the First Amendment to the Rights Agreement are described in Item 3.03 of this Report and are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

Effective May 1, 2012, Twin Disc, Incorporated (the “Company”) and Computershare Shareowner Services, LLC (the “Rights Agent”) entered into the First Amendment to the Rights Agreement by and between the Company and the Rights Agent, which Rights Agreement was originally adopted on December 20, 2007. The First Amendment to the Rights Agreement revises the definition of “Acquiring Person” by increasing from 15% to 20% the amount of common stock of the Company that a person (other than an “Existing Holder” as defined in the Rights Agreement) must own before becoming an Acquiring Person. In all other materials respects, the Rights Agreement remains unchanged.

The First Amendment to the Rights Agreement, which includes a revised Summary of Right to Purchase Preferred Shares as Exhibit C, is attached hereto as Exhibit 4.1 and incorporated herein by reference.  The foregoing description of the First Amendment to the Rights Agreement is qualified in its entirety by reference to Exhibit 4.1.

Item 9.01	Financial Statements and Exhibits

(c)Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	First Amendment to the Rights Agreement, effective as of May 1, 2012, between Twin Disc, Incorporated and Computershare Shareowner Services, LLC

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 1, 2012	Twin Disc, Incorporated

_/s/ THOMAS E. VALENTYN
Thomas E. Valentyn
General Counsel & Secretary

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